Exhibit 10.7

Exclusive Consultation and Services Agreement

This Exclusive Consultation and Service Agreement was entered into by and between the parties hereunder in Beijing, the People’s Republic of China (hereinafter referred to as “PRC”) on [Execution Date]:

(1)                                 [Name of WFOE], a wholly foreign-owned enterprise incorporated under the PRC law, whose registered address is …   . and legal representative is      (hereinafter referred to as “Party A”); and

(2)                                 [Name of VIE], a limited liability company incorporated under the PRC law, whose registered address is      and legal representative is        (hereinafter referred to as “Party B”).

(In this Agreement, Party A and Party B may be individually referred to as “the party” and collectively as “the parties”).

WHEREAS:

1.                                      Party A’s business scope includes technology development, technology transfer, technical services, and technical consulting of water purification equipment, drinking water equipment and household appliances, wholesale of water purification equipment, drinking water equipment and household appliances, provision of after-sales service and commission agency for these products (except for auctions), technology import and export, and cargo import and export (not involving in state-run trade management commodities; application procedure shall be made for quota-licensed commodities in accordance with relevant state regulations). (For items that are subject to approval according to law, business activities shall be carried out after being approved by relevant departments subject to the approved contents.)

2.                                      Party B’s business scope includes R&D, design and manufacturing of water purification equipment, ionized water purification equipment, soft water equipment, drinking water equipment and its accessories, provision of after-sales service for the above products, construction, installation and maintenance of water purification projects. R&D and manufacturing of household appliances, electrical appliances, and kitchen appliances. Operating and acting on various types of commodities and technology import and export business. (For items that are subject to approval according to law, business activities shall be carried out after being approved by relevant departments)

3.                                      Party B intends to employ Party A to provide software technology development, technical consulting and technical services related to Party B’s business (as defined below) in order to promote the development of its own business; and Party A agrees to accept such employment.

NOW THEREFORE, upon friendly consultations, the parties agreed as follows:

Article 1                                               Definition

1.1                               Unless otherwise understood in the terms or context of this Agreement, the following terms in this Agreement shall have the following meanings:

“Party B’s Business”	All businesses that Party B is currently operating and developing at any time during the term of this Agreement.

“Service”

The services provided by Party A to Party B relating to Party B’s business. Such services include, but are not limited to:

(1) licensing Party B to use related software required by its business;

(2) providing Party B with comprehensive solution for the information technology required by Party B’s business;

(3) daily management, maintenance and updating of hardware devices and databases;

(4) development, maintenance and updating of related application software;

(5) training professional and technical personnel for Party B;

(6) assisting Party B in relevant technical and commercial information collection and market research;

(7) introducing customers to Party B, and helping establish commercial and cooperative relationships between them;

(8) providing Party B with suggestions and opinions on the establishment and improvement of its corporate structure, management system and department setting, and assisting Party B in improving its internal management system;

(9) other relevant technical services and consulting services provided at the request of Party B from time to time as permitted by Chinese law.

“Service Team”	A team established by Party A for providing services under this Agreement to Party B; these members include the staff, third-party consultants and other workers hired by Party A.

“Service Fee”	All expenses that Party B shall pay to Party A for the services provided by Party A in accordance with Article 3 of this Agreement.

“Operating Income”

The income earned by Party B from operating its business during the year recorded in the “main business revenue” column of the audited balance sheet of Party B in accordance with the PRC accounting standards for any year during the validity of this Agreement.

“Annual Business Plan”	Party B’s business development plan and budget report for the next calendar year formulated by Party B according to this Agreement before November 30 each year under the assistance of Party A.

“Equipment”	Any and all equipment owned and purchased by Party A from time to time and used for the purpose of providing services.

1.2                               The reference to any law or regulation (hereinafter referred to as “the law”) in this Agreement shall be deemed as: (1) including the contents of the amendments, alterations, additions and reformulations of these laws, regardless of their effective time before or after the conclusion of this Agreement; and (2) including reference to other decisions, notices and regulations that have been formulated according to the provisions thereof or are effective as a result of the provisions thereof.

1.3                               Unless otherwise indicated in the context of this Agreement, the clauses, sections, items and paragraphs referred to in this Agreement shall refer to the corresponding contents of this Agreement.

Article 2                                               Services of Party A

2.1                          In order to better carry out the business, Party B needs Party A to provide services and Party A agrees to provide Party B with such services. For this purpose, Party B appoints Party A as its exclusive consulting and services provider. Party A shall exclusively provide Party B with the services defined in this Agreement, and Party A agrees to accept such appointment.

2.2                          Party A shall provide services to Party B in accordance with the terms of this Agreement, and Party B shall provide convenience for Party A’s services as far as possible.

2.3                          Party A shall be equipped with various equipment and service teams that are reasonably required for the provision of services and buy and purchase new equipment and hire new employees according to the annual business plan and reasonable requirements of Party B to satisfy the need of Party A’s provision of excellent services to Party B according to this Agreement. However, Party A may, at its discretion, replace any member of the service team, or change the specific service responsibilities of any member of the service team from time to time, provided that the replacement of such members or the change of service responsibilities will not have material adverse effect on Party B’s daily operations.

2.4                          Notwithstanding the other provisions of this Agreement, Party A shall have the right to independently designate any third party to provide any or all of the services under this Agreement, or to perform any of Party A’s obligations under this Agreement on behalf of Party A. Party B hereby agrees that Party A has the right to transfer its rights and obligations under this Agreement to any third party.

Article 3                                               Service Fees

3.1                          In respect of the services provided by Party A pursuant to this Agreement, Party B shall pay Party A the service fees by the method hereunder:

3.1.1                The service fees which are equivalent to 100% of the net income of Party B; and

3.1.2                Service fees for specific technical services provided by Party A from time to time as agreed between the parties.

3.2                          Party B shall fully pay the service fees determined in accordance with Article 3.1 to Party A’s designated bank account within three months after the end of each calendar year. If Party A changes its bank account number, Party A shall send a written notice to Party B seven (7) workdays in advance.

3.3                          The parties agree that payment of the above service fees should in principle not cause difficulties in operation of any party in the current year. For the above purposes and within the limit of achieving the above principle, Party A may agree to delay the payment of service fees by Party B or, upon mutual negotiation, the proportion and/or the specific amount of the service fees to be paid by Party B to Party A under Article 3.1 may be adjusted in writing.

3.4                          The service fees that Party B should pay to Party A under Article 3.1.2 shall be separately determined in writing according to the nature of the service and the workload.

Article 4                                               Obligations of Party B

4.1                          The services provided by Party A under this Agreement are exclusive. During the term of this Agreement, without the prior written consent of Party A, Party B shall not enter into any written agreement or verbal agreement with any other third party in order to engage such third party to provide other services that are the same or similar to the services provided by Party A under this Agreement.

4.2                          Party B shall provide Party A with the confirmed annual business plan for the next year before November 30 each year, so that Party A can arrange the corresponding service plan and purchase the required software, equipment, personnel and technical services. If Party B temporarily requires Party A to purchase equipment or hire staff, it shall consult with Party A fifteen (15) days in advance to reach a consensus between the parties.

4.3                          In order to facilitate Party A’s provision of services, Party B shall, in response to Party A’s request, provide Party A with the required information in an accurate and timely manner.

4.4                          Party B shall pay Party A the service fees on time and in full according to the provisions of Article 3 herein.

4.4                          Party B shall maintain its good reputation and proactively expand business to maximize revenue.

4.5                          The parties hereby confirm that according to the terms and conditions of the Equity Pledge Agreement signed between all registered shareholders at the time of signing of this Agreement by Party B (hereinafter referred to as “Existing Shareholders”) and Party A on [Execution Date], the Existing Shareholders have pledged their equity respectively held in Party B to Party A to guarantee the performance of the obligations of Party B under this Agreement.

4.6                          During the term of this Agreement, Party B agrees to cooperate with Party A and its (direct or indirect) parent company to conduct related-party transaction audits and other types of audits, and provide Party A, its parent company, or its authorized auditors with operations, business, customers, finances, employees, and other relevant information and materials related to Party B, and agrees that Party A’s parent company discloses such information and materials to meet the regulatory requirements of the securities listing market.

Article 5               Intellectual Property

5.1                          Insofar as permitted by applicable laws and regulations of the People’s Republic of China at the time, the intellectual property rights of the achievements made by Party A in the course of providing the services under this Agreement or the intellectual property rights (including but not limited to copyrights, patents, technical secrets, trade secrets, and others) developed by Party B based on Party A’s intellectual property rights shall be owned by Party A. If PRC applicable laws and regulations clearly stipulate that such intellectual property rights are not owned by Party A, the intellectual property rights shall be firstly owned by Party B. When PRC laws and regulations permit the ownership by Party A, Party B shall transfer it to Party A at the lowest price permitted by law; if the law has no restriction on such minimum transfer price by then, Party B shall transfer the ownership of the intellectual property rights unconditionally and assist Party A in handling all government registration formalities for change of the intellectual property rights owner.

5.2                          For the purpose of performing this Agreement, Party B may use the work achievements created by Party A in the course of providing the services under this Agreement in accordance with the provisions of this Agreement; nonetheless, this Agreement does not in any way permit Party B to use such work achievements in any way for any other purposes.

5.3                          Either party guarantees to the other party that it will compensate the other party for any and all economic losses caused to the other party due to any infringement of other party’s intellectual property rights (including copyrights, trademark rights, patent rights and proprietary technology).

Article 6               Confidentiality Obligations

6.1                          During the term of this Agreement, all customer information and other relevant information (hereinafter referred to as “customer information”) related to Party B’s business and Party A’s services shall be owned by Party A.

6.2                          Regardless of whether this Agreement is terminated, the parties shall keep the other party’s trade secrets, proprietary information, customer information mutually owned by the parties and other relevant information, as well as non-public information (hereinafter referred to as “confidential information”) of any other party obtained during the performance of this Agreement strictly confidential. The party receiving the confidential information (hereinafter referred to as the “Recipient”) shall not disclose the confidential information or any part thereof to any other third party except for the prior written consent of the other party or disclosure as required by the relevant laws and regulations as well as the rules of the relevant stock exchange. The Recipient shall not use or indirectly use the confidential information or any part thereof, except for the purpose of performing this Agreement.

6.3                          The following information is not confidential:

(a)                                              any information previously known by the Recipient as proved by documentary evidence;

(b)                                              information that entered the public field not due to the fault of the Recipient or is known to the public due to other reasons; or

(c)                                               The information legally obtained by the Recipient from other sources afterwards.

6.4                          The Recipient may disclose confidential information to its employees and agents concerned or professionals it hired; nevertheless, the Recipient shall ensure that the above persons are bound by this Agreement, so that the confidential information is kept confidential, and they only use the confidential information for the purpose of performing the Agreement.

6.5                          Once the Agreement is terminated, the Recipient of the confidential information shall return any documents, data or software containing confidential information to the original owner or provider of confidential information, or destroy such documents, data or software with the consent of the original owner or provider, including deletion of any confidential information from any associated storage device, and may not continue to use such confidential information.

6.6                          The parties agree that the terms of the Agreement will continue to be valid regardless of whether the Agreement is changed, cancelled or terminated.

Article 7 Commitment and Guarantee

7.1                          Party A hereby declares and guarantees as follows:

7.1.1                It is a limited liability company properly registered and legally existing under the law of the place of registration. It has an independent legal entity qualification and has the complete and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act as the subject of litigation independently.

7.1.2                It has full internal powers and authorizations for the signing and delivery of this Agreement and all other documents relating to the transactions referred to in this Agreement that it will sign, and it has full power and authority to complete the transactions described in this Agreement. This Agreement is legally and properly signed and delivered. This Agreement constitutes a legal and binding obligation on it and may be enforceable under the terms of this Agreement.

7.2                          Party B hereby declares and guarantees as follows:

7.2.1                It is a limited liability company properly registered and legally existing under the law of the place of registration. It has an independent legal entity qualification and has the complete and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act as the subject of litigation independently.

7.2.2                It has full internal powers and authorizations for the signing and delivery of this Agreement and all other documents relating to the transactions referred to in this Agreement that it will sign, and it has full power and authority to complete the transactions described in this Agreement. This Agreement is legally and properly signed and delivered. This Agreement constitutes a legal and binding obligation on it and may be enforceable under the terms of this Agreement.

7.2.3                When the Agreement comes into force, it has the complete operating license required for its operation and has full rights and qualifications to conduct the business of Party B that it is currently engaged within the territory of China.

7.2.4                It shall promptly notify Party A of the lawsuits and other unfavorable circumstances and shall make its best efforts to prevent the loss from expanding.

7.2.5                Without the written consent of Party A, Party B shall not dispose of Party B’s important assets in any form, nor shall it change the existing shareholding structure of Party B.

7.2.6                It shall not enter into transactions that may materially affect Party B’s assets, liabilities, business operations, shareholding structure, equity held by third parties and other legal rights (except for generating in the course of normal or daily operations, disclosing to Party A or obtaining written consent of Party A).

Article 8                                               Duration of the Agreement

8.1                               The parties hereby confirm that this Agreement has been formally signed by the parties. Unless the parties agree in writing to terminate the Agreement, or this Agreement must be terminated in accordance with applicable PRC laws and regulations, this Agreement shall continue to be valid.

8.2                               The parties to the Agreement shall complete the approval and registration procedures for extending the operating period within three months prior to the expiration of their respective operating periods, so that the validity period of this Agreement can be sustained.

8.3                               After termination of this Agreement, the parties shall continue to observe the obligations under Articles 3 and 6 of this Agreement respectively.

Article 9                                               Notice

9.1                               Any notice, request, claim and other correspondence required by this Agreement or made under this Agreement shall be delivered to the parties in writing.

9.2                               If the above notice or other correspondence is sent by facsimile, it shall be deemed to have been served upon delivery; if it is delivered by hand, it shall be deemed to have been served upon delivery in person; if it is sent by mail, it shall be deemed to have been served five (5) days after delivery.

Article 10                                        Liability for Breach of Contract

10.1                        The parties agree and confirm that if any party (hereinafter referred to as the “Defaulting Party”) materially violates any of the provisions of this Agreement or substantially fails to perform any of the obligations under this Agreement, it shall constitute the breach of contract under this Agreement (hereinafter referred to as “Default”) and the observing party shall have the right to require the Defaulting Party to correct or take remedial measures within a reasonable period of time. If the Defaulting Party fails to correct or take remedial measures within a reasonable period of time or within ten (10) days after the observing party has notified the Breaching Party in writing of correction request, the observing party shall have the right to determine at its discretion:

10.1.1              If Party B is the Defaulting Party, Party A shall have the right to terminate this Agreement and request the Defaulting Party to pay for damages;

10.1.2              If Party A is the Defaulting Party, Party B shall have the right to request the Defaulting Party to pay for damages; unless otherwise stipulated by law, it shall have no right to terminate or cancel this Agreement in any circumstances.

10.2                        Notwithstanding any other provisions of this Agreement, the validity of the provisions of Article 10 shall not be affected by the suspension or termination of this Agreement.

Article 11                                        Force Majeure

If any party fails to perform the Agreement or cannot perform the Agreement according to the agreed conditions due to an earthquake, typhoon, flood, fire, war, policy, legal change, or other unforeseen or inevitable or unavoidable force majeure events, the party suffering the force majeure event shall immediately send a notice by fax and provide documents containing the detailed description of force majeure events and the reason for failure or delay to perform the Agreement within thirty (30) days. Such proof documents shall be issued by the notary organization in the area where the force majeure events occur. The party suffering the force majeure events shall take appropriate measures to reduce or eliminate the effects of force majeure events and shall endeavor to restore the performance of the obligation to be delayed or impeded by force majeure events. Based on the impact of force majeure events on the performance of this Agreement, the parties shall negotiate whether this Agreement should be partially exempted or extended. The parties shall not be liable for the economic losses caused to each other due to force majeure events.

Article 12                                        Miscellaneous

12.1                        This Agreement is made in duplicate in Chinese with each party holding one (1) copy.

12.2                        The conclusion, effectiveness, performance, modification, interpretation and termination of this Agreement shall be applicable to the PRC law.

12.3                        Any disputes arising under this Agreement and relating to this Agreement shall be settled through negotiation between the parties. If the parties cannot reach a consensus within thirty (30) days after the dispute arises, the dispute shall be submitted to the China International Economic and Trade Arbitration Commission for arbitration according to the effective arbitration rules for the time being. The arbitration place is Beijing and the language used in the arbitration is Chinese. The arbitral award is the final decision and equally binding on the parties to this Agreement.

12.4                        Any rights, powers and remedies entitled to the parties by the terms of this Agreement shall not exclude any other rights, powers and remedies entitled to the parties by the law and other terms of this Agreement and any party’s execution of rights, powers and remedies shall not exclude the execution of other rights, powers and remedies entitled to such party.

12.5                        The failure or delay to exercise any rights, powers and remedies (hereinafter referred to as “Such Rights”) under this Agreement or entitled by the law shall not result in the waiver of Such Rights. The waiver of any and part of Such Rights shall not preclude such party from exercising Such Rights in other ways and exercising other Such Rights.

12.6                        The headings of each section in this Agreement are for indexing purposes only. Such headings shall not be used for or affect the interpretation of the provisions of this Agreement under any circumstances.

12.7                        This Agreement supersedes any other written or oral agreements previously entered into between the parties relating to the matters stipulated in this Agreement and constitutes the entire agreement between the parties.

12.8                Each term of this Agreement may be separated and independent of each other term. If any one or more of the terms of this Agreement becomes invalid, illegal or unenforceable at any time, the validity, legality and enforceability of the other terms of this Agreement shall not be affected thereby.

12.9                        Any amendments or additions to this Agreement must be made in writing and shall be effective only after the parties duly sign this Agreement.

12.10                 Without the prior written consent of Party A, Party B shall not transfer any of its rights and/or obligations under this Agreement to any third party. Party A has the right to transfer any of its rights and/or obligations under this Agreement to any designated third party after notifying Party B, without violating the PRC laws.

12.11                 This Agreement shall be binding on the legal successors of the parties.

12.12                 The parties undertake that they will respectively declare and pay taxes and fees involved in transactions under this Agreement in accordance with law.

[End of body]

[Signature Page of Exclusive Consultation and Service Agreement]

It is hereby certified that the Exclusive Consultation and Service Agreement is signed by and between the parties hereunder at the date and place indicated at the beginning of this Agreement:

[Name of WFOE],

(Seal)

Signature:	/s/
Name:
Position:

[Name of VIE],

(Seal)

Signature:	/s/
Name:
Position:

Schedule of Material Differences

Two entities entered into exclusive consultation and services agreement with Lequan Technology (Beijing) Co., Ltd. using this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name of WFOE	Name of Variable Interest Entity (the “VIE”)	Execution Date
1	Lequan Technology (Beijing) Co., Ltd.	Foshan Yunmi Electric Appliances Technology Co., Ltd.	July 21, 2015
2	Lequan Technology (Beijing) Co., Ltd.	Beijing Yunmi Technology Co., Ltd.	July 21, 2015